Exhibit 99.1

NEWS RELEASE

Kaman Corporation
Bloomfield, CT USA

P 860.243.7100 www.kaman.com

KAMAN COMPLETES ACQUISITION OF BAL SEAL ENGINEERING, INC

BLOOMFIELD, Conn. – January 3, 2020 - Kaman Corp. (NYSE:KAMN) announced today that it has completed the previously announced acquisition of Bal Seal Engineering, Inc. (“Bal Seal”), a leader in the design, development, and manufacturing of highly engineered products including precision springs, seals, and contacts. With this acquisition, Kaman has significantly expanded its portfolio of engineered products and offerings while creating new opportunities to reach customers in medical technology, aerospace and defense, and industrial end markets.

“I want to welcome all the employees of Bal Seal to the Kaman family”, stated Rick Barnhart, President, Kaman Aerospace Group. “We look forward to working with Rick Dawson and the entire team at Bal Seal to continue to build upon the history of hard work, innovation, and ingenuity that has made Bal Seal a world class supplier of seals, springs, and contacts for over 60 years.”

“We are excited to welcome the Bal Seal team to Kaman as we work together to leverage our expanded portfolio of highly engineered products, proprietary technologies and deep customer relationships,” said Neal J. Keating, Chairman, President and CEO. “Together with Bal Seal, Kaman is uniquely positioned to capitalize on the significant growth opportunities across a number of attractive end markets, including the higher growth medical end market. We look forward to realizing the strategic and financial benefits of this transaction, including anticipated meaningful near-term margin and cash flow accretion.”

About Kaman Corporation

Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace & defense, industrial and medical markets. Kaman produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters. More information is available at www.kaman.com.

Risks Associated with Forward-Looking Statements

This release includes “forward looking statements” within the meaning of the federal securities laws relating to the announced transactions, including the benefits of the transactions, the anticipated timing of the transactions, and the expected performance and future operations of Kaman, which can be identified by the use of words such as “opportunities,” “positioned,” “capitalize,” “benefits,” “anticipated,” and other words of similar meaning in connection with a discussion of the transactions or future operating or financial performance or events. These statements are based on assumptions currently believed to be valid but involve significant risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward looking statements. Such risks and uncertainties include, among others, (i) the effect of the consummation of the transactions on Kaman’s or Bal Seal’s business relationships, operating results and businesses generally; (ii) the outcome of any legal proceedings that may be instituted against Kaman or Bal Seal related to the consummation of the transactions; (iii) Kaman’s ability to enforce and protect Bal Seal’s intellectual property; (iv) risks that the transactions disrupt the current plans and operations of Kaman or Bal Seal; (v) the representations and warranties provided by Bal Seal and Kaman’s rights to recourse are limited in the transaction agreement and, as a result, the assumptions on which its estimates of future results of the business have been based may prove to be incorrect in a number of material ways, which could result in an inability to realize the expected benefits of the announced transactions or exposure to material liabilities; (vi) the inability of Kaman to successfully integrate the operations of Bal Seal and realize anticipated benefits of the transactions; (vii) Kaman’s ability to profitably attract new customers and retain existing customers; (viii) the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings; and (ix) future and estimated revenues, earnings, cash flow, charges and expenditures. The foregoing list of factors is not exhaustive. Additional risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward looking statements are identified in our reports filed with the SEC, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. The forward looking statements included in this release are made only as of the date of this release. Readers are cautioned not to put undue reliance on forward looking statements, and Kaman does not undertake any obligation to update the forward looking statements to reflect subsequent events or circumstances.

Kaman Contacts

Kaman Corporation

James Coogan

VP, Investor Relations & Business Development

(860) 243-6342

james.coogan@kaman.com